Exhibit 107

CALCULATION OF FILING FEE TABLES

Table 1 – Transaction Valuation

		Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee
Fees to Be Paid		$2,900,226,000(1)(2)	0.0000927	$268,851(3)
Fees Previously Paid		—		—
	Total Transaction Valuation	$2,900,226,000
	Total Fees Due for Filing			$268,851
	Total Fees Previously Paid			—
	Total Fee Offsets			—
	Net Fee Due			$268,851
(1)

In accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the maximum number of securities of Centennial Resources Development, Inc. (the “Company”) to which this transaction applies is estimated, as of June 6, 2022, to be 269,300,000 shares of Company Class A common stock, which consists of the maximum number of shares of Company Class A common stock issuable upon the redemption of 269,300,000 units of Colgate Energy Partners III MidCo LLC, together with the cancellation of 269,300,000 shares of Company Class C common stock, estimated to be issued or issuable in connection with the merger described in the proxy statement.

(2)

In accordance with Exchange Act Rule 0-11, the proposed maximum aggregate value of the transaction estimated solely for the purposes of calculating the filing fee was calculated, as of June 6, 2022, based on the sum of (a) $525,000,000, the cash consideration paid in this transaction, and (b) the product of (i) 269,300,000 shares of Company Class A common stock and (ii) $8.82, the average of the high and low trading prices of Company Class A common stock on June 6, 2022 (within five business days prior to the date of the proxy statement).

(3)

In accordance with Section 14(g) of the Exchange Act and Exchange Act Rule 0-11, the filing fee was determined by multiplying the proposed maximum aggregate value of the transaction in note (2) above by 0.0000927.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—		—